UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02: Termination of a Material Definitive Agreement

On August 14, 2015, TECO Energy’s subsidiary, TECO Diversified, Inc. delivered a notice to Cambrian Coal Corporation terminating the Securities Purchase Agreement regarding the sale of TECO Coal dated as of October 17, 2014, as amended, effective as of 5 pm EST on Friday August 21, 2015. As previously reported, the agreement was terminable by either party. The company remains committed to exiting the coal business, and is continuing to have discussions with interested parties, including Cambrian Coal Corporation, in order to complete the exit of this business.

The TECO Coal segment was accounted for as discontinued operations beginning in the third quarter of 2014 and, as previously reported, was written down to a carrying value of zero as of June 30, 2015.

Section 8 – Other Events

Item 8.01: Other Events

The information provided in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Charles A. Attal III
Charles A. Attal III
Senior Vice President-General Counsel and Chief Legal Officer